EXHIBIT 10.25

GENERAL COMMERCIAL LEASE

TABLE OF CONTENTS

                                                                                                                                                                                                                                                                      Pages

1.		LEASE OF PREMISES	1

2.		DEFINITIONS	1

3.		EXHIBITS AND ADDENDA	3

4.		DELIVERY OF POSSESSION	4

5.		INTENDED USE OF THE PREMISES	4

6.		RENT	4
	6.1.	Payment of Rent.	4
6.2.	Additional Rent for Operating Expenses, Real Property Taxes and Insurance Costs.	4
6.3.	Definitions.	5
6.4.	Determination and Payment of Operating Expenses, Real Property Taxes and Insurance Costs.	6
6.5.	Definition of Rent.	7
6.6.	Taxes on Tenant's Use and Occupancy.	7
6.7.	Net Lease.	8

7.	LATE CHARGES	8

8.	SECURITY DEPOSIT	9

9.	TENANT'S USE OF THE PREMISES	9
9.1.	Use.	9
9.2.	Observance of Law.	9
9.3.	Insurance.	9
9.4.	Nuisance and Waste.	9
9.5.	Load and Equipment Limits.	9
9.6.	Hazardous Material.	10
9.7.	Use of Common Area.	10

10.	SERVICES AND UTILITIES	11

11.	REPAIRS AND MAINTENANCE	12
11.1.	Landlord's Obligations.	12
11.2.	Tenant's Obligations.	12
11.3.	Compliance with Law.	12
11.4.	Notice of Defect.	12
11.5.	Landlord's Liability.	13

12.	CONSTRUCTION, ALTERATIONS AND ADDITIONS	13

12.1.	Landlord's Construction Obligations.	13
12.2	Tenant's Alterations and Additions.	13
12.3	Payment.	14
12.4	Property of Landlord.	14
12.5	Landlord's Interest Not Subject to Liens.	14

13.            LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.      14
13.1.	Leasehold Improvements.	14
13.2.	Tenant's Property.	15

14.            INDEMNIFICATION.      15
14.1.	Tenant Indemnification.	15
14.2.	Landlord Not Liable.	15

15.            TENANT'S INSURANCE.       15
15.1.	Insurance Requirement.	15
15.2.	Minimum Scope of Coverage.	16
15.3.	Minimum Limits of Insurance.	16
15.4.	Deductible and Self-Insured Retention.	17
15.5.	Increases in Insurance Policy Limits.	17
15.6.	Waiver of Subrogation.	17
15.7.	Landlord's Right to Obtain Insurance for Tenant.	17

16.            DAMAGE OR DESTRUCTION.      17
16.1.	Damage.	17
16.2.	Repair of Premises in Excess of One Hundred Eighty Days.	17
16.3.	Repair Outside Premises.	17
16.4.	Tenant Repair.	18
16.5.	Election Not to Perform Landlord's Work.	18
16.6.	Express Agreement.	18

17.            EMINENT DOMAIN.      18
17.1.	Whole Taking.	18
17.2.	Partial Taking.	18
17.3.	Proceeds.	18
17.4.	Landlord's Restoration.	19

18.            ASSIGNMENT AND SUBLETTING.      19
18.1.	No Assignment or Subletting.	19
18.2.	Landlord's Consent.	19
18.3.	Tenant Remains Responsible.	20
18.4.	Conversion to a Limited Liability Entity.	21
18.5.	Payment of Fees.	21
18.6	Permitted Transferees.	21

19.            DEFAULT.      21
19.1.	Tenant's Default.	21
19.2	Bankruptcy.	22
19.3	Landlord Remedies.	23
19.4	Damages Recoverable.	24
19.5	Landlord's Right to Cure Tenant's Default.	24
19.6	Landlord's Default.	24
19.7	Mortgagee Protection.	24
19.8	Tenant's Right to Cure Landlord's Default.	25
19.9	No Consequential Damages	25

20.            WAIVER.      25

21.            SUBORDINATION AND ATTORNMENT.       25

22.            TENANT ESTOPPEL CERTIFICATES.       26
22.1.	Landlord Request for Estoppel Certificate.	26
22.2.	Failure to Execute.	26

23.            NOTICE.       26

24.            TRANSFER OF LANDLORD'S INTEREST.      27

25.            SURRENDER OF PREMISES.       27
25.1.	Clean and Same Condition.	27
25.2.	Failure to Deliver Possession.	27
25.3.	Property Abandoned.	27

26.            HOLDING OVER.      27

27.            RULES AND REGULATIONS.      28

28.           CERTAIN RIGHTS RESERVED BY LANDLORD.       28
28.1.	Name.	28
28.2.	Signage.	28
28.3.	Access.	28
28.4.	Physical Changes.	28
28.5.	Inspection.	28
28.6.	Entry.	28
28.7.	Common Area Regulation.	28

29.            ADVERTISEMENTS AND SIGNS.       29

30.           INTENTIONALLY DELETED.       29

31.            GOVERNMENT ENERGY OR UTILITY CONTROLS.      29

32.            FORCE MAJEURE.       29

33.            BROKERAGE FEES.       29

34.            QUIET ENJOYMENT.      29

35.            TELECOMMUNICATIONS.       30
35.1	Telecommunications Companies.	30
35.2.	Tenant’s Obligations.	30
35.3.	Indemnification.	30
35.4.	Landlord’s Operation.	31

36.            MISCELLANEOUS.       31
36.1.	Accord and Satisfaction; Allocation of Payments.	31
36.2.	Addenda.	31
36.3.	Attorneys' Fees.	31
36.4.	Captions and Section Numbers.	31
36.5.	Changes Requested by Lender.	31
36.6.	Choice of Law.	31
36.7.	Consent.	31
36.8.	Authority.	31
36.9.	Waiver of Right to Jury Trial.	32

36.10.	Counterparts.	32
36.11.	Execution of Lease; No Option.	32
36.12.	Furnishing of Financial Statements; Tenant's Representations.	32
36.13.	Further Assurances.	32
36.14.	Prior Agreements; Amendments.	32
36.15.	Recording.	32
36.16.	Severability.	32
36.17.	Successors and Assigns.	32
36.18	Time of the Essence.	33
36.19	Radon Gas.	33
36.20	Multiple Parties.	33
36.21	Consent to Press Release.	33

37.           OPTION TO EXTEND.       33

38.           TERMINATION OPTION.     34

LEASE

           This Lease (“Lease”) between LAKE POINT BUSINESS PARK, LLC, a Maryland limited liability company (herein “Landlord”), and GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation (herein “Tenant”), is dated for reference purposes only as of this 14th day of January 2009 (the “Effective Date”).

1.LEASE OF PREMISES.

In consideration of the Rent (as defined in Section 6. and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown on the floor plan attached hereto as Exhibit "A", and further described in Section 2.12.   The Premises are comprised of the entire Building located in the Project (as described in Sections 2.12 and 2.13).  Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use the Common Area (as defined in Section 2.4).  This Lease confers no rights either to the subsurface of the land below the ground level of the Building in which the Premises is located or to airspace, interior or exterior, above the ceiling of the Building.

2.DEFINITIONS.

As used in this Lease the following terms shall have the following meanings:

2.1           ANNUAL BASE RENT:

$98,109.00* $113,806.44*	Beginning February 1, 2009 Beginning February 1, 2010	Ending January 31, 2010 Ending July 31, 2014

*Plus applicable sales tax

2.2           COMMENCEMENT DATE:   February 1, 2009. If the Commencement Date is other than the first day of a month, then the Expiration Date of the Lease shall be extended to the last day of the month in which the Lease expires.

2.3           Landlord shall allow Tenant and its contractors access to the Premises prior to the Commencement Date, commencing on the Effective Date to permit Tenant and its contractors to prepare the space for Tenant’s occupancy, including without limitation, to commence measurements and planning for Tenants build-out of the R&D Use Facilities and Tenant’s Work.

2.4           COMMON AREA: The Building parking areas, landscaped areas and other generally understood public or common area.

2.5           EXPIRATION DATE:  July 31, 2014, unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.6           LANDLORD'S ADDRESS FOR NOTICE:

c/o Lake Point Business Park, LLC
13117 Scarlet Oak Drive
Darnestown, Maryland 20878

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                                 RENT PAYMENT ADDRESS:

                                       Lake Point Business Park, LLC
Attention: Property Cash Receipts
101 West Main Street, Suite 900
                                        Norfolk, VA 23510

                                TENANT'S MAILING ADDRESS:

Prior to the Commencement Date:
Galaxy Nutritional Foods, Inc.
5955 T.G. Lee Blvd., Suite 201
Orlando, Florida 32822

From and after the Commencement Date:
                                    Galaxy Nutritional Foods, Inc.
                                    6280 Hazeltine National Drive
                                    Orlando, Florida 32822

2.7           LISTING AND LEASING AGENT(S):

GVA Advantis
255 S. Orange Avenue, Suite 750
                                        Orlando, Florida 32801

2.8           MONTHLY INSTALLMENTS OF BASE RENT:

$8,175.75* $9,483.87*	Beginning February 1, 2009 Beginning February 1, 2010	Ending January 31, 2010 Ending July 31, 2014
*Plus applicable sales tax

2.9    NOTICE:  Except as otherwise provided herein, Notice shall mean any notices, approvals and demands permitted or required to be given under this Lease.  Notice shall be given in the form and manner set forth in Section 23.

2.10           ESTIMATED OPERATING EXPENSES, REAL PROPERTY TAXES, INSURANCE COSTS (see Section 6.4): For calendar year 2009, Landlord’s estimate of Operating Expenses, Real Property Taxes and Insurance Costs is $3.66 per square foot of Rentable Area per year.

2.11           PARKING:  Tenant shall be entitled to the nonexclusive use of at least 3.4 parking spaces per 1,000 square feet of rentable space at the Building (to wit: at least thirty-seven (37) parking spaces located on the Property (defined below). The charge for parking shall be $0 per month per parking space for the primary Term of this Lease.

2.12           PREMISES:  The entire building (the “Building”) containing approximately 10,901 square feet of Rentable Area, on Exhibit "A", located at LAKEPOINT II, 6280 HAZELTINE NATIONAL DRIVE, ORLANDO, FLORIDA 32822. For purposes of this Lease, the Premises are deemed to contain approximately 10,901 square feet of Rentable Area; provided, however, that any statement of square footage or Rentable Area set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable.  No economic terms based thereon shall be subject to revision whether or not the actual square footage or Rentable Area is more or less.

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2.13           PROJECT:  The Premises together with all other buildings and improvements on the real property (the “Property”) located at 6200, 6220, 6250, 6280, 6300 & 6360 Hazeltine National Drive, Orlando, Florida 32822, as depicted on Exhibit "B" attached hereto and made a part hereof.  The Project is commonly known as Lake Point Business Park.  The Project consists of six (6) buildings (including the Premises) and related improvements, and for purposes of this Lease, the Project is deemed to contain approximately 134,389 square feet of Rentable Area notwithstanding the actual calculation.

2.14           SECURITY DEPOSIT (See Section 8): Nine Thousand Four Hundred eighty three and 87/100 Dollars ($9,483.87)

2.15           STATE:  The State of Florida.

2.16           TENANT'S PROPORTIONATE SHARE:  Eight and eleven one-hundredth percent (8.11%). Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time.  The Project consists of Six (6) buildings, and, for purposes of this Lease, the buildings are deemed to contain approximately 134,389 square feet of Rentable Area.

2.17           TENANT'S USE (See also, Section 9):   The Premises will be used, by Tenant for the purpose of general office, administrative, and food testing. Subject to Landlord’s prior written approval based upon plans and specifications submitted to Landlord by Tenant, which shall not be unreasonably withheld, conditioned or delayed, Tenant may elect to install and operate a fully functional research and development food laboratory and related facilities that includes kitchen equipment, including, but not limited to, oven and stovetop appliances (the “R&D Use”). Tenant shall have access to the Premises, the Building and the associated parking facilities on a twenty-four (24) hour per day, seven days per week basis, during the entire Term.

2.18           TERM: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date, subject to the option rights set forth in Sections 37 and 38.

2.19           RENTABLE AREA: As to both the Premises and the Project, the respective measurements of rentable floor area as may from time to time be subject to lease by Tenant are as stated in this Lease notwithstanding whether or not the actual square footage is more or less.

3.    EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by reference in this Lease:

 Exhibit A - Floor Plan showing the Premises.

             Exhibit B - Site Plan of the Project.

 Exhibit C – Tenant Signage

 Exhibit D – Work Letter

 Exhibit E - Rules and Regulations

 Exhibit F – Schedule of Exclusions from Operating Expenses

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4.	DELIVERY OF POSSESSION.
If for any reason Landlord does not deliver possession of the Premises to Tenant (which shall include completion of all of Landlord’s Work pursuant to Exhibit “D” attached hereto and made a part hereof) on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession.  Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended.  Delivery of possession shall be deemed to occur upon substantial completion of the Landlord’s Work as defined below.  Provided further, however, in the event that Landlord has not delivered possession of the Premises to Tenant by February 28, 2009, then (i) Tenant shall be entitled to an additional abatement of all Rent equal to 2 days of abatement for each day past March 1, 2009 that Landlord fails to deliver the Premises, with such abatement of all Rent commencing on March 1, 2009.  If Tenant enters into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease; provided, however, in no event shall Tenant be obligated to pay Rent for any period prior to February 1, 2009.

Within ten (10) business days of delivery of possession, Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has delivered possession of the substantially completed Premises and Landlord’s Work and (b) that Tenant accepts the Premises.  For purposes of this Lease, “substantial completion” or “substantially completed” shall mean that the Premises and all of Landlord’s Work has been completed, except for any punch-list items mutually agreed upon by Landlord and Tenant (which items shall not materially interfere with Tenant’s business operations) (the “Punch-List Items”).  Landlord shall complete all Punch-List Items within thirty (30) days of the Commencement Date.

5.    INTENDED USE OF THE PREMISES.

The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the Certificate of Occupancy issued for the Building, or is otherwise permitted by law.  Tenant’s taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenant’s intended use.  Tenant agrees that Tenant’s use of the Premises shall at all times be in compliance with applicable laws, rules and regulations.  Landlord agrees to request and pay the fee for a letter from the City of Orlando stating the applicable zoning and permitted uses of the Premises. If the Tenants use is not permitted by applicable zoning regulation, Tenant shall have the right to terminate this Lease which would cause the Lease to have no further force or effect.

6.    RENT.

6.1    Payment of Rent. Tenant shall pay Annual Base Rent for the Premises in accordance with Section 2.1 (payable by equal Monthly Installments of Base Rent in accordance with Section 2.8).  Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term, together with applicable sales tax thereon.  If the Term begins (or ends) on other than the first (or last) day of a calendar month, Rent for the partial month shall be prorated based on the number of days in that month.  Rent shall be paid to Landlord at the Rent Payment Address set forth in Section 2.6, or to such other person at such place as Landlord may from time to time designate by Notice in writing to Tenant, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.  Subject to Section 21, Tenant shall pay Landlord the first Monthly Installment of Base Rent upon execution of this Lease.  Base Rent shall include Tenant’s obligation to pay applicable sales tax thereon.

6.2    Additional Rent for Operating Expenses, Real Property Taxes and Insurance Costs. Tenant shall pay Tenant's Proportionate Share of Operating Expenses, Real Property Taxes and Insurance Costs together with applicable sales tax thereon (hereinafter sometimes together referred to as “Direct Costs”) based on the Tenant’s Proportionate Share set forth in Section 2.16.  Tenant's Proportionate Share of Direct Costs shall be deemed and referred to herein as “Additional Rent”.

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6.3           Definitions.  As used in this Section 6.3, the following terms shall have the following meanings:

6.3.1
Operating Expenses. The term Operating Expenses shall mean all costs and expenses of every kind and nature, paid or incurred by Landlord, because of or in connection with the management, operations, protection, replacement, repair, ownership, maintenance or occupation of the Building, Project and such additional facilities and personal property as Landlord may reasonably determine to be necessary or beneficial; including, without limiting the generality of the foregoing:  (a) maintenance, repair, cleaning and painting of the exterior surfaces and structural parts of the Building; (b) the amortized cost of capital improvements constructed to comply with any law not in effect or applicable to the Building or Project as of the Commencement Date; (c) modification of existing or construction of additional capital improvements or building service equipment which reduce the consumption of utilities or services or the Operating Expenses of the Building or Project and replacement of capital improvements or building service equipment existing as of the Commencement Date when required because of normal wear and tear or obsolescence; (d) Common Area electric, gas and water, plumbing and sewage, the parking area, the lighting fixtures, directional signs, the irrigation systems and all landscaping of the Building or Project, snow and ice removal and fire safety equipment service; (e) reasonable attorneys' fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Project, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State; (f) the cost of compliance with all applicable laws and any covenants, conditions or restrictions (including payment of charges assessed pursuant thereto); (g) auditing, accounting, legal and other outside services; (h) depreciation or rental of maintenance and operating machinery and equipment; (i) that portion of all compensation and payroll (including benefits and premiums for worker's compensation and other insurance) paid to or for the benefit of Landlord's employees involved in the performance of work described in this subsection which is allocable to the Building or Project; (j) supplies and materials consumed in connection with the Building or Project; (k) a management fee and association fees; (l) condominium fees; and (m) any other cost or expense which would be deductible business expense for Federal Income Tax purposes.

Notwithstanding the foregoing, the following shall not be included within Operating Expenses:  (i) costs of capital improvements (except as otherwise set forth above and except any improvements that might be deemed "capital improvements" related to the enhancement or upgrade of the intrabuilding cabeling (ICN) and related equipment) and costs of curing design or construction defects; (ii) depreciation; (iii) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Landlord's late payments of such amounts; (iv) real estate broker leasing commissions or compensation; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) attorneys' fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective tenants of the Building; (vii) rent for space which is not actually used by Landlord in connection with the management and operation of the Building; (viii) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any valid, applicable building code, governmental rule, regulation or law; (ix) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services; (x) the cost of constructing tenant improvements for Tenant or any other tenant of the Building or Project; (xi) Operating Expenses specially charged to and paid by any other tenant of the Building or Project; and (xii) the cost of special services, goods or materials provided to any other tenant of the Building or Project. In addition, the items detailed in the Schedule of Exclusions from Operating Expenses, attached as Exhibit “F” and made a part hereof, shall be excluded from Operating Expenses and Tenant shall not be charged for same.

Notwithstanding the foregoing, Controllable Operating Expenses (as hereinafter defined) shall not increase by more than five percent (5%) per annum.  Sums above 5% shall not be included in Operating Expenses or passed-through to Tenant for payment.  For purposes hereof, Controllable Operating Expenses shall mean and refer to all Operating Expenses other than Landlord’s costs incurred for real estate taxes and assessments, utilities, insurance premiums and snow removal.

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6.3.2.           Real Property Taxes. As used herein, the term “Real Property Taxes” shall include every form of tax (other than general net income or estate taxes of Landlord), charge, levy, assessment, fee, license fee, service fee (including, without limitation, those based on commercial rentals, energy or environmental grounds as well as any increase due to reassessment or escape assessment whether caused by sale or lease of the Premises, Building or Project or otherwise), ordinary or extraordinary, imposed by any authority having direct or indirect power to tax, including, without limitation, any city, county, state or federal government or quasi-government entity or any improvement utility, beautification or similar district against any legal or equitable interest of Landlord in, or against Landlord's right to rent, the Premises or the Building, and any such tax, charge, levy, assessment or fee imposed, in addition to or in substitution for any tax previously included within the definition of real property tax, partially or totally, whether or not foreseeable or now within the contemplation of the parties provided that all separately identifiable real property taxes attributable solely to Tenant's business or Tenant's improvements which are valued at an amount in excess of the Building standard improvements, shall be paid entirely by Tenant, and not prorated with other tenants of the Building or Project.  Tenant's obligation to pay Tenant’s Proportionate Share of the assessments, as provided in this Section 6.3.2, shall be calculated on the basis of the amount due if Landlord allows the assessments to go to bond, and the assessment is to be paid in installments, even if Landlord pays the assessment in full. Real Property Taxes for each tax year shall be apportioned to determine the Real Property Taxes for the subject calendar years.

Landlord, at Landlord's sole discretion, may contest any taxes levied or assessed against the Building or Project during the Term.  If Landlord contests any taxes levied or assessed during the Term, Tenant shall pay Landlord Tenant's Proportionate Share of all reasonable costs incurred by Landlord in connection with the contest.

           Notwithstanding the foregoing, Landlord shall pay real estate taxes and assessments so as to obtain all maximum allowable discounts, if any, and any amount of real estate taxes and assessments for which Tenant is liable hereunder shall be based on the maximum allowable discount, if any, for payment of such taxes and assessments.

    6.3.3.    Insurance Costs.  The term “Insurance Costs” shall mean all costs and expenses paid or incurred by Landlord to obtain and keep in force during the Term of this Lease policies of insurance providing coverage for (a) Commercial General Liability; (b) loss of or damage to the Building or Project in such amount or percentage of replacement value as Landlord,  insurance advisor, or its Lender deems reasonable in relation to the age, location, type of construction and physical condition of the Building or Project and the availability of such insurance at reasonable rates; and (c) loss of rental income for a period of one year, which insurance shall also cover all Real Property Taxes and Insurance Costs for the same period.  Such policies shall provide protection against all perils included with the classification of fire, extended coverage, vandalism, malicious mischief, special perils (all risk), sprinkler leakage, and other perils which Landlord deems necessary.

6.4           Determination and Payment of Operating Expenses, Real Property Taxes and Insurance Costs.  Tenant's Proportionate Share of Operating Expenses, Real Property Taxes and Insurance Costs shall be paid as follows:

    6.4.1.    Monthly Estimate.  On or before the last day of each December during the Term of the Lease or any extended period thereof, Landlord shall deliver to Tenant a written statement showing in reasonable detail Landlord's projected Direct Costs for the ensuing calendar year.  During the ensuing calendar year, Tenant shall pay Tenant's Proportionate Share of estimated Direct Costs in advance in equal monthly installments pursuant to the same provisions as Monthly Installments of Base Rent.  If during the course of any calendar year Landlord determines that actual Direct Costs will vary from its estimate by more than five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord's revised estimate of Direct Costs; whereupon payments of Tenant's Proportionate Share of estimated Direct Costs shall be adjusted and thereafter paid on the basis of Landlord's revised estimate.  Neither Landlord's failure to deliver nor late delivery of such statement shall constitute a default by Landlord or a waiver of Landlord's right to any Rent adjustment provided for herein.

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6.4.2.    Annual Reconciliation.  On or before the first day of each April during the Term of this Lease or any extended period thereof, Landlord shall furnish to Tenant a written statement of reconciliation (“Reconciliation”) showing in reasonable detail Landlord's actual Direct Costs for the preceding calendar year.  In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within ten (10) business days of receipt of such Reconciliation to the end that Landlord shall receive the entire amount of Tenant's Proportionate Share of Direct Costs for the preceding year and no more.  In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the next sums becoming due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant within sixty (60) days of the Expiration Date.  Neither Landlord's failure to deliver nor late delivery of such Reconciliation to Tenant shall constitute a default by Landlord or operate as a waiver of Landlord's right to collect all Additional Rent or sums due hereunder.  Tenant agrees that no written request of such Reconciliation shall be made until the Reconciliation for such period shall be due.  Notwithstanding the foregoing, in the event that Landlord fails to timely deliver any Reconciliation within 180 days of the end of the applicable calendar year, then Landlord’s right to seek reimbursement for any such reconciled amounts shall be waived and otherwise null and void.

    6.4.3.    Tenant’s Inspection of Reconciliation Accounting Records.  So long as Tenant is not in default (beyond applicable cure or grace periods) under the terms of the Lease and provided Notice of Tenant's request is given to Landlord within ninety (90) days after Tenant's receipt of the Reconciliation, Tenant may inspect Landlord's Reconciliation accounting records relating to Direct Costs at Landlord's corporate office, during normal business hours, for the purpose of verifying the charges contained in such statement.  The audit must be completed within sixty (60) days of Landlord's receipt of Tenant's Notice, unless such period is extended by Landlord (in Landlord's reasonable discretion).  Before conducting any audit however, Tenant must pay in full the amount of Direct Costs billed.  Tenant may only review those records that specifically relate to Direct Costs.  Tenant may not review any other leases or Landlord's tax returns or financial statements.  In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing records related to property operations.  The proposed accountant is subject to Landlord's reasonable prior approval.  The audit shall be conducted in accordance with generally accepted rules of auditing practices.  Tenant may not conduct an audit more often than once each calendar year.  Tenant may audit records relating to a calendar year only one time.  No audit shall cover a period of time other than the calendar year from which Landlord's Reconciliation was generated.  Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data.  Tenant and Tenant's auditor shall keep confidential any agreements involving the rights provided in this section and the results of any audit conducted hereunder.  As a condition precedent to Tenant's right to conduct an audit, Tenant's auditor shall sign a confidentiality agreement in a form reasonably acceptable to Landlord.  However, Tenant shall be permitted to furnish information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant.

           If any audit of Landlord’s books and records Direct Costs indicates that Landlord has made an error in Landlord’s favor for more than five percent (5%) of the amount of Direct Costs for any calendar year, Landlord shall pay to tenant an amount equal to Tenant’s Proportionate Share of such overstated amounts, which sums shall be paid within thirty (30) days of Tenant’s demand therefore.

6.5    Definition of Rent. All costs and expenses plus applicable sales tax thereon other than Annual Base Rent, that Tenant assumes or agrees or is obligated to pay to Landlord under this Lease shall be deemed Additional Rent (which, together with the Annual Base Rent, is sometimes referred to as “Rent”).

6.6           Taxes on Tenant’s Use and Occupancy. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent

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payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.  If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6.7    Net Lease.  It is the intention of the parties hereto that this Lease shall be completely net to Landlord and shall not be terminable for any reason by Tenant, and that Tenant shall not be entitled to any abatement of or reduction in Rent or other amounts hereunder, except as herein expressly provided.

7.    LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to ten percent (10%) of each such installment if any such installment is not received by Landlord within five (5) days from the date it is due.  Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain.  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered as a result of such late payment by Tenant.  However, the late charge is not intended to cover Landlord's attorneys' fees and costs relating to delinquent Rent.  Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to such late payment by nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.  Late charges are deemed Additional Rent.

In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay such Rent when due.

8.    SECURITY DEPOSIT.

Subject to Section 21, upon execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount set forth in Section 2.14, as security for Tenant's performance of its obligations under this Lease.  Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit.  Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to timely pay any Rent or other amount due under this Lease, or fails to perform any of the terms hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach.  If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) business days after written demand therefor, restore the Security Deposit to the full amount originally deposited.  Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for in Section 19 hereof.

If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default (beyond any applicable cure or grace period) on any of its obligations hereunder, then within the time period statutorily prescribed after Tenant vacates the Premises (but in no event more than thirty (30) days after the Expiration Date), provided Tenant has caused no damage to the Premises, Landlord shall return the Security Deposit.  In the event Landlord determines that damage has been caused to the Premises, Landlord shall have a reasonable time to assess and repair the damage before returning any portion of the Security Deposit to the Tenant less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease.

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9.            TENANT'S USE OF THE PREMISES.

The provisions of this Section are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Building or Project.

9.1    Use. Tenant shall use the Premises solely for the purposes set forth in Section 2.17.  No change in the Use of the Premises shall be permitted, except as provided in this Section 9.

    9.1.1           If, at any time during the Term hereof, Tenant desires to change the Use of the Premises, including any change in Use associated with a proposed assignment or sublet of the Premises, Tenant shall provide Notice to Landlord of its request for approval of such proposed change in Use.  Tenant shall promptly supply Landlord with such information concerning the proposed change in Use as Landlord may reasonably request.  Landlord shall have the right to approve such proposed change in Use, which approval shall not be unreasonably withheld.  Landlord's consent to any change in Use shall not be construed as a consent to any subsequent change in Use.

9.2           Observance of Law. Tenant shall not use or occupy the Premises or permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated.  Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the Certificate of Occupancy.  Tenant shall promptly comply, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be imposed which shall by reason of Tenant's Use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to Tenant's Use or occupation.  Further, Tenant shall, at Tenant's sole cost and expense, bring the Premises into compliance with all such laws including the Americans With Disabilities Act of 1990, as amended (“ADA)”, whether or not the necessity for compliance is triggered by Tenant's Use, and Tenant shall make, at its sole cost and expense, any changes to the Premises required to accommodate Tenant's employees with disabilities (any work performed pursuant to this Section shall be subject to the terms of Section 12.)

Notwithstanding the foregoing, Landlord shall be responsible for any compliance with any laws existing as of the Effective Date, including compliance with the ADA as it relates to the Land and exterior of the building or the premises, but not including the interior of the Building or the Premises.

9.3           Insurance.  Tenant shall not do or permit to be done anything which will contravene, invalidate or increase the cost of any insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord's insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts.  Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.

9.4           Nuisance and Waste.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful or objectionable purpose.  Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.5           Load and Equipment Limits.  Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord's structural engineer.  The cost of any such determination made by Landlord's structural engineer in connection with Tenant's occupancy shall be paid by Tenant upon Landlord's demand.  Tenant shall not install business machines or mechanical equipment which will in any manner cause noise objectionable to or injure other tenants in the Project.

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9.6           Hazardous Material.

9.6.1
Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Building or Project any toxic or hazardous gaseous, liquid or solid material or waste (Hazardous Material), including without limitation, material or substance (a) having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity, or (b) which is listed on any applicable federal, state or local law, rule, regulation or ordinance, or (c) which has been determined by any state, federal or local governmental or public authority or agency to be capable of posing a risk of injury to health, safety or property.

9.6.2
Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, emitting or disposing of Hazardous Material whether or not consent to same has been granted by Landlord.  Tenant's indemnification, duty to defend and hold harmless obligations include, without limitation (a) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or any federal, state, county or municipal law, ordinance or regulation, including, without limitation, any subsequent tenant or owner of the Premises or adjacent property, (b) claims liabilities, costs or expenses pertaining to the cleanup or containment of Hazardous Material, the identification of the pollutants in the Hazardous Material, the identification of the scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, (c) all costs and fees incurred in defending such claims, and (d) all costs or losses to Landlord arising from inability or delay in selling or leasing the Premises after the expiration of the Lease.  Tenant shall comply at its sole cost, with all laws pertaining to such Hazardous Material.  Tenant's hold indemnification, duty to defend and hold harmless obligations hereunder shall survive the expiration or sooner termination of this Lease.

9.6.3
Tenant shall provide to Landlord a copy of any permit applications and/or permits issued by any governmental agency concerning Tenant's use or generation of Hazardous Material on or about the Premises.

9.6.4
In the event Landlord grants Tenant permission to so bring, allow, use, permit, generate, create, emit or dispose Hazardous Material as set forth in Section 9.6 above (a) Tenant shall provide to Landlord on an annual basis a report from a person who is, to Landlord's satisfaction, appropriately qualified or licensed as an expert in the field of hazardous materials laws compliance matters, certifying that Tenant is complying with all applicable governmental statues and regulations concerning Hazardous Material, and that there have been no spills or contamination by Tenant at the Premises that have not been fully corrected and cleaned up and, (b) prior to any such bringing, allowing, using permitting, generating, creating, emitting or disposing of Hazardous Materials, Tenant shall provide proof satisfactory to Landlord that tests prove there was existing contamination by such Hazardous Material (which was not the result of acts or omissions of Tenant).

9.6.5
In the event of contamination by Hazardous Material at, from, of or around the Premises, the Building or the Project, the cleanup of which is the responsibility of Tenant, Tenant shall promptly take all actions necessary, at Tenant's sole cost and expense, to remediate the contamination and restore the Premises, Building or Project to the condition that existed before introduction of such Hazardous Material.  Tenant shall first obtain Landlord's approval of the proposed remedial action and shall keep Landlord informed during the process of remediation.

9.7           Use of Common Area.  Tenant is hereby granted, for so long as it is not in default hereunder beyond any applicable cure or grace periods, a non-exclusive license to use in common with other occupants of the Building or Project, if any, such facilities within or without the Building which are designated from time to time for the general use, benefit or convenience of Tenant and the other tenants or occupants of the Building or Project or their employees, customers, authorized representatives or invitees. Tenant shall use the Common Area in conformity with the reasonable rules and regulations and changes thereto from time to time promulgated by Landlord governing the use, maintenance, management, and

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operation of said Common Area.  Neither Tenant nor any of tenant’s employees, agents, guests or invitees shall loiter in or upon the common area, nor shall Tenant permit waste to be left in the Common Area, nor shall Tenant permit noise in or upon the Common Area so as to unreasonably interfere with the use or enjoyment of the Common Area by other tenants. Tenant shall not permit any actions in or upon the Common Area which shall disturb other tenants or occupants.  The manner and nature of the installation and maintenance of the Common Area shall be subject to the sole discretion of Landlord.  Landlord reserves the right from time to time to make changes in the shape, size, location and extent of the Common Area outside the Building provided that any such change shall be after Notice to Tenant, except as may be required by law or government agencies.  Landlord further retains the right to temporarily close the Common Area from time to time in order to prevent a dedication thereof or for the making of repairs or performance of maintenance.  Notwithstanding any provision of this Lease to the contrary, Landlord shall take no action, nor make any renovations or reconfigurations of the Common Area, that (i) would reduce or have a materially adverse affect on the parking areas upon which Tenant relies for operating its business, (ii) breach the covenant of quiet enjoyment set forth in Section 34, (iii) materially, adversely interfere with Tenant’s access to the Premises or the parking areas serving the Premises, or (iv) cause noise, fumes, debris, vibrations or other similar conditions that would materially affect Tenant’s use, enjoyment or business operations at the Premises, except during the time when Landlord is making repairs or improvements.

10.    SERVICES AND UTILITIES.

Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, heating, air conditioning and other ventilation, janitorial, water, sewage, telephone service, trash collection, including any taxes thereon, and for all connection charges, except for those utility and services Landlord is to acquire for the account of the tenants to service the Common Area.

Landlord may choose, in Landlord's reasonable discretion, the company or companies that will provide all electricity (or any other utility) to the Project, and, in such event, Tenant shall pay for electric current (or such other utility) supplied to, or used, in the Premises at the rate prevailing for Tenant's class of use as established by such company or companies.  Electric current (excluding direct meter) (or such other utility) shall be measured in the manner set forth above and shall be billed by Landlord as Additional Rent and paid by Tenant on a monthly basis.  If permitted by law, Landlord shall have the right, in Landlord's reasonable discretion, at any time and from time to time during the Term, to switch providers of any such utility.  Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises.

Notwithstanding anything contained herein to the contrary, if Tenant is granted the right to purchase electricity from a provider other than the company or companies used by Landlord, Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant's electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant's electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant's electricity provider.

Landlord may provide telecommunications lines and systems as discussed in Section 35 thereof. Per Tenant’s request, Landlord is agreeing to keep prior tenant’s telecommunications and Information Technology (IT) wiring lines in the building.   Tenant is taking prior tenants telecommunication and IT wiring in “as-is” condition.  Landlord is not responsible for the condition, operation, maintenance or cost to repair or activate Tenants telecommunications and Information Technology system.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility)

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supplied to the Premises or Project, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project.  Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.

11.    REPAIRS AND MAINTENANCE.

11.1           Landlord’s Obligations.  Landlord, at Landlord’s sole cost and expense, shall make structural repairs except as specified herein and shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

11.2           Tenant’s Obligations.

11.2.1                      Tenant shall, at Tenant's sole expense and except for services furnished by Landlord pursuant to Section 10 hereof, maintain the Premises in good order, condition and repair.  For the purposes of this Section 11.2.1, the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant, including without limitation the interior surfaces of the ceilings, walls and floors; all doors; all interior and exterior windows; dedicated heating, ventilating and air conditioning equipment (Tenant shall procure and maintain at Tenant's expense a heating and air conditioning system maintenance contract and shall promptly deliver a copy of such contract to Landlord); all plumbing, pipes and fixtures; electrical switches and fixtures; internal wiring as it connects to the ICN, if applicable; and Building Standard Tenant Improvements, if any.  Notwithstanding the foregoing, Landlord warrants the operation of the HVAC for the first year of the Lease Term during which time Tenant shall have no expense for the HVAC systems other than the cost of the maintenance contract therefore.

During the Lease Term, Landlord agrees to be responsible for the replacement of the heating, ventilation, air conditioning system “HVAC” compressor, and if necessary, the replacement of the HVAC units if deemed necessary by Landlord.

11.2.2                      Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof to the satisfaction of Landlord, the need for which arises out of (a) Tenant's use or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant's Property (as defined in Section 13.) in the Premises, (c) the moving of Tenant's Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

    11.2.3                     If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises.  If Tenant fails to promptly commence such work within thirty (30) days of receipt of notice and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

11.3    Compliance with Law.  Landlord and Tenant shall each do all acts necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.  The provisions of Section 9.2 are deemed restated here.

11.4    Notice of Defect.  If it is Landlord's obligation to repair, Tenant shall give Landlord prompt Notice, regardless of the nature or cause, of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises, provided, however, Tenant’s failure to comply with the notice requirements of this Section 11.4 shall not alleviate Landlord of its obligations hereunder.

11.5           Landlord’s Liability. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner by

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reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or Premises.  Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's conduct of its business in the Premises.

Landlord represents and warrants to Tenant that as of the Effective Date of this Lease, all utilities for electricity are separately metered for the Premises.  If, due to Landlord’s gross negligence, any utility services are interrupted for a period longer than forty-eight (48) hours, then Tenant shall receive a proportionate abatement of Rent. Tenant acknowledges that utilities for water and sewer are not separately metered. Tenant will pay its proportionate share of the water and sewer amounts within their monthly Common Area Maintenance (CAM) fees.

12.            CONSTRUCTION, ALTERATIONS AND ADDITIONS.

12.1          Landlord’s Construction Obligations.

Landlord, at Landlord’s sole cost and expense, shall perform and complete Landlord's Work to the Premises as described in Exhibit  “D” prior to the Commencement Date.  In addition, notwithstanding any provision herein, Landlord shall not remove any existing IT and telephone wiring left at the Building by the prior tenant (Hensel Phelps Construction Co.).

12.2           Tenant’s Alterations and Additions.  Tenant shall not make any additions, alterations or improvements to the Premises, which exceed $5,000, without obtaining the prior written consent of Landlord.  Landlord’s consent may be conditioned without limitation, on tenant removing any such additions, alterations or improvements upon expiration of the term and restoring Premises as on the date Tenant took possession unless Tenant obtains a waiver in writing from the Landlord that said improvements will not be required to be removed.  All of Tenant's Work described in Exhibit "D", as well as any addition, alteration or improvement, shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the ADA) and shall be done in a good and professional manner by properly qualified and licensed personnel approved by Landlord.  All work shall be diligently prosecuted to completion.  Upon completion, Tenant shall furnish Landlord "as-built" plans.  Prior to commencing any such work, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor's and subcontractor's insurance coverage for Builder's Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers' compensation, employer's liability and auto liability, all in amounts reasonably satisfactory to Landlord; and indemnification in a form reasonably satisfactory to Landlord.  The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located.

Any approval required by Landlord under this Section 12 shall not be unreasonably withheld, conditioned or delayed.  If Landlord fails to approve or disapprove in writing delivered to Tenant of any proposed Tenant’s Plans within fifteen (15) business days (five (5) business days for resubmittals from Tenant) of the date Tenant delivers same to Landlord, then such plans shall be deemed to be approved by Landlord entitling Tenant to proceed hereunder.  Landlord shall limit its objection comments to matters which, based upon Landlord’s familiarity with the Building, its construction and the mechanical, plumbing, HVAC and electrical systems of the Building, Landlord reasonably believes (i) there is a design or lay-out flaw in the proposed plans, (ii) the proposed plans are not sufficient to obtain the required building permits or certificate of occupancy, and (iii) as presented the proposed plans are not in compliance with all applicable zoning, land use, building or life safety laws applicable to the Building, or (iv) otherwise adversely affects the Building.  Within fifteen (15) days after receipt of any such notice, Tenant will cause Tenant's plans to be revised to the extent necessary hereunder to obtain Landlord's approval and to be re-submitted for Landlord's approval.

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12.3           Payment.  Tenant shall pay the costs of any work done on the Premises pursuant to Section 12.2, and shall keep the Premises, Building and Project free and clear of liens of any kind.  Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the Premises that requires Landlord’s consent pursuant to Section 12.2.  Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

12.4           Property of Landlord.  Except as otherwise set forth herein, all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term unless their removal is required by Landlord as provided in Section 13.1, provided, however, Tenant's equipment, machinery and trade fixtures shall remain the Property of Tenant and shall be removed, subject to the provisions of Section 13.2.

12.5           Landlord’s Interest Not Subject to Liens.

12.5.1                       Liens Generally.  Tenant shall not create or cause to be imposed, claimed or filed upon the Premises or any portion thereof, or upon the interest of Landlord therein, any lien, charge or encumbrance whatsoever.  If, because of any act or omission of Tenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, cause the same to be fully paid and satisfied or other discharged of record by bonding or otherwise, and Tenant shall indemnify, defend, save and hold Landlord harmless from and against, and reimburse Landlord for, any and all obligations, damages, injunctions, fines, penalties, demands, claims, costs, expenses, actions, liabilities, suits, proceedings and losses of whatsoever nature including, without limitation, attorneys’ fees and costs resulting or on account thereof and therefrom.  In the event the Tenant shall fail to comply with the foregoing provisions of this Section 12.5.1, Landlord shall have the option, in addition to and not in limitation of Landlord’s other rights or remedies, of paying, satisfying or otherwise discharging such lien, charge or encumbrance and Tenant agrees to reimburse Landlord upon demand and as additional rent for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith together with interest thereon.

12.5.2                      Construction Liens.  Landlord’s interest in the Premises shall not be subject to any liens of any nature by reason of Tenant’s construction, alteration, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, or by reason of any other act or omission of Tenant or any person claiming by, through or under Tenant.  All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or Landlord’s credit or assets (including without limitation, the Premises herein) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant.  Tenant has no power, right or authority to subject Landlord’s interest in the Premises to any lien or claim of lien.

13.           LEASEHOLD IMPROVEMENT’S - TENANT’S PROPERTY.

13.1           Leasehold Improvements.  All fixtures, equipment (including air-conditioning or heating systems), improvements and appurtenances attached to or built into the Premises at the commencement or during the Term of the Lease (Leasehold Improvements), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13.2, unless Landlord, by Notice to Tenant not later than thirty (30) days prior to the expiration of the Term, elects to have Tenant remove any Leasehold Improvements installed by Tenant.  In such case, Tenant, at Tenant's sole cost and expense and prior to the expiration of the Term, shall remove the Leasehold Improvements and repair any damage caused by such removal.

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13.2           Tenant’s Property. All signs, notices, displays, movable partitions, business and trade fixtures, machinery and equipment (excluding air-conditioning or heating systems, whether installed by Tenant or not), personal telecommunications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, Tenant's Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense.

14.           INDEMNIFICATION.

14.1           Tenant Indemnification.  Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of:  (a) Tenant's use and occupancy of the Premises, or the Building or Project, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Project; (b) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (c) any negligent or otherwise tortuous act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invitees or contractors (including agents or contractors who perform work outside of the Premises for Tenant).  At Landlord's request, Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding.  As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting solely from the gross negligence or willful misconduct of Landlord or its authorized agents.

14.2           Landlord Not Liable.  Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources, unless the condition was the sole result of Landlord's gross negligence or willful misconduct.  Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project or for the acts of persons in, on or about the Premises, Building or the Project who are not the authorized agents of Landlord or for losses due to theft, vandalism or like causes.

Tenant acknowledges that Landlord's election to provide mechanical surveillance or to post security personnel in the Project (other than inside the Building) is solely within Landlord's discretion.  Landlord shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.

15.           TENANT'S INSURANCE.

15.1           Insurance Requirement.  Tenant shall procure and maintain insurance coverage in accordance with the terms hereof, either as specific policies or within blanket policies.  Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease.  The cost of such insurance shall be borne by Tenant.

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Insurance shall be with insurers licensed to do business in the State, and acceptable to Landlord.  The insurers must have a current A.M. Best's rating of not less than A:VII, or equivalent (as reasonably determined by Landlord) if the Best's rating system is discontinued.

Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this Section 15 before the date Tenant is first given access to the Premises.  All certificates and endorsements are to be received and approved by Landlord before any work commences.  Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time.  Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord.  Tenant shall furnish Landlord with renewal certificates and amendments or a "binder" of any such policy at least twenty (20) days prior to the expiration thereof.  Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled, except after thirty (30) days prior written notice to Landlord and Landlord's lender (if such lender's address is provided).

The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions:  (a) Landlord and any parties designated by Landlord shall be covered as additional insureds as their respective interests may appear; and (b) Tenant's insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insureds.  Any insurance or self-insurance maintained by Landlord shall be excess of Tenant's insurance and shall not contribute with it.

15.2           Minimum Scope of Coverage.  Coverage shall be at least as broad as set forth herein (except Tenant shall have no obligation to maintain terrorism insurance).  However, if, because of Tenant's Use or occupancy of the Premises, Landlord determines, in Landlord's reasonable judgment, that additional insurance coverage or different types of insurance are necessary, then Tenant shall obtain such insurance at Tenant's expense in accordance with the terms of this Section 15.

             15.2.1                      Commercial General Liability (ISO occurrence form CG 00 01) which shall cover liability arising from Tenant's Use and occupancy of the Premises, its operations therefrom, Tenant's independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

             15.2.2                      Workers' Compensation insurance as required by law and Employers Liability insurance.

15.2.3                      Commercial Property Insurance (ISO special causes of loss form CP 10 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for:  (a) all leasehold improvements (including any alterations, additions or improvements made by Tenant pursuant to the provisions of Section 12.2).

15.2.4                      Business Interruption and Extra Expense Insurance.

15.2.5                      Business Automobile Liability Insurance.

15.3           Minimum Limits of Insurance.    Tenant shall maintain limits not less than:

15.3.1                      Commercial General Liability:  $2,000,000 per occurrence.  If the insurance contains a general aggregate limit, either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be at least twice the required occurrence limit.

15.3.2                      Employer's Liability:  $2,000,000 per accident for bodily injury or disease.

15.3.3                      Commercial Property Insurance:  100% replacement cost is actual cash value with a  90% coinsurance clause.

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15.3.4                      Business Auto Liability:  $1,000,000 per accident.

15.3.5                      Business Interruption and Extra Expense Insurance:  In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.

15.4           Deductible and Self-Insured Retention.  Any deductible or self-insured retention in excess of $25,000 per occurrence must be declared to and approved by Landlord.  At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.

15.5           Increases in Insurance Policy Limits.  If the coverage limits set forth in this Section15 are deemed inadequate by Landlord or Landlord's lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord's lender.  Landlord agrees that any such required increases in coverage limits shall not occur more frequently than once every three (3) years.

15.6           Waiver of Subrogation.  Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives, contractors and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage.

15.7           Landlord's Right to Obtain Insurance for Tenant.  If Tenant fails to obtain the insurance coverage or fails to provide certificates and endorsements as required by this Lease, Landlord may, at its option, obtain such insurance for Tenant.  Tenant shall pay, as Additional Rent, the reasonable cost thereof.

16.           DAMAGE OR DESTRUCTION.

16.1           Damage.  If, during the Term of this Lease, the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord's opinion, be completed, under applicable laws and regulations, within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 16.4 hereof.  In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant, its agents or employees, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 16.4.  If the damage is due to the fault or neglect of Tenant, its agents or employees and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.

Notwithstanding anything contained in the Lease to the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior Notice to the other party provided such Notice is served within thirty (30) days after the damage or destruction.  For purposes of this Section 16.1, "partial damage or destruction" shall mean the damage or destruction of at least thirty-three and one-third percent (33 and 1/3%) of the Premises, as determined by Landlord in Landlord's reasonable discretion.

16.2           Repair of Premises in Excess of One Hundred Eighty Days.  If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect, upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16.  If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

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16.3           Repair Outside Premises.  If any other portion of the Building is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16.  If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty. The foregoing notwithstanding, in the event that the Premises have not been restored to tenantable condition and delivered to Tenant within 365 days of the date of such damage or destruction, then Tenant, by way of written notice to Landlord, shall be entitled to terminate this Lease.

16.4           Tenant Repair.  If the Premises are to be repaired under this Section 16, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Tenant Improvements, if any, and any leasehold improvements existing on the commencement date of this Lease.  Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform additional work other than Landlord's Work performed previously pursuant to Section 12.1 hereof.  Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property (as well as reconstructing and reconnecting Tenant's internal telecommunications wiring and related equipment).  Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

16.5           Election Not to Perform Landlord's Work.  Notwithstanding anything to the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises (if Landlord elects to perform such work), and, within ten (10) days of its receipt of such Notice, Tenant shall provide Notice to Landlord of its intent to reoccupy the Premises.  Should Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant not to re-occupy the Premises and Landlord may elect not to perform the repair or replacement of the Premises.  Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent. The foregoing notwithstanding, in the event that the Premises have not been restored to tenantable condition and delivered to Tenant within 365 days of the date of such damage or destruction, then Tenant, by way of written notice to Landlord, shall be entitled to terminate this Lease.

 16.6           Express Agreement.  This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of an express agreement shall have no application.

17.           EMINENT DOMAIN.

17.1           Whole Taking.  If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

17.2           Partial Taking.  If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking.  If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after either such Notice.  Rent shall be prorated to the date of termination.  If this Lease continues in force upon such partial taking, Base Rent and Tenant's Proportionate Share shall be equitably adjusted.

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17.3           Proceeds.  In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however,  Tenant shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses, loss of business or goodwill, and damage to Tenant's Property and damage to Leasehold Improvements installed at the sole expense of Tenant.

17.4           Landlord's Restoration.  In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord's Work performed previously pursuant to Section 12.1 hereof and any leasehold improvements existing on the commencement date of this Lease.  Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant's Property and any other Leasehold Improvements. In the event of any taking, partial or whole, during the time the Lease remains in effect, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until the date of restoration or termination of this Lease.

18.           ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 18.

18.1           No Assignment or Subletting.  Tenant shall not, without the prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed), assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any party other than Tenant.  Any of the foregoing acts without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder.  This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

           18.1.1                      For purposes of this Section 18, the following shall be deemed an assignment:

                      18.1.1.1 If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership;

                      18.1.1.2 If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer of the capital stock of Tenant in excess of fifty-one percent (51%), or any sale or transfer of fifty-one (51%) or more of the value of the assets of Tenant; provided, however, the foregoing shall not apply to any transfer of shares to any shareholder (or affiliate thereof) that already owns at least 25% of the capital stock of Tenant; provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded.

18.2           Landlord's Consent.  If, at any time or from time to time during the initial Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises, and if Tenant is not then in default under the terms of the Lease (beyond any applicable cure or grace period), Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease~~,~~ and the identity of the proposed assignee or subtenant, and a copy of the proposed form of assignment or sublease.  Tenant's request for consent shall be submitted to Landlord at least thirty (30) days prior to the intended date of such transfer.  Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request.  Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld, conditioned or delayed.  In no event however, shall Landlord be required to consent to any assignment or sublease (a) to an existing tenant in the Project or (b) that may

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violate any restrictions contained in any mortgage, lease or agreement affecting the Project.  Landlord's consent to any assignment shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy or use.

           18.2.1                      Landlord's approval shall be conditioned, among other things, on Landlord's receiving adequate assurances of future performance under this Lease and any sublease or assignment.  In determining the adequacy of such assurances, Landlord may base its decision on such factors as it deems appropriate, including but not limited to:

                      18.2.1.1                      that the source of rent and other consideration due under this Lease, and, in the case of assignment, that the financial condition and operating performance and business experience of the proposed assignee and its guarantors, if any, shall be equal to or greater than the financial condition and operating performance and experience of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

                      18.2.1.2                       that any assumption or assignment of this Lease will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provided by Landlord pursuant to Section 10 hereof and will not disturb or be detrimental to other tenants of Landlord;

                      18.2.1.3                       whether the proposed assignee's use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and

                      18.2.1.4                      that assumption or assignment of such lease will not disrupt any tenant mix or balance in the Project.

           18.2.2                      The assignment or sublease shall be on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;

           18.2.3                      No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

           18.2.4                      No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;

          18.2.5                      Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any real estate brokerage commissions or fees payable to third parties in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.

        If Landlord consents to the proposed transfer, Tenant shall deliver to Landlord three (3) fully executed original documents (in the form previously approved by Landlord) and Landlord shall attach its consent thereto.  Landlord shall retain one (1) fully executed original document.  No transfer of Tenant's interest in this Lease shall be deemed effective until the terms and conditions of this Section 18 have been fulfilled.

18.3           Tenant Remains Responsible.  No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.  Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.  In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies

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against such assignee, subtenant or successor.  Landlord may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and any such actions shall not relieve Tenant of liability under this Lease.

18.4           Conversion to a Limited Liability Entity.  Notwithstanding anything contained herein to the contrary, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners, or entities), the change or conversion of Tenant to (a) a limited liability company, (b) a limited liability partnership, or (c) any other entity which possesses the characteristics of limited liability (any such limited liability entity is collectively referred to herein as a "Successor Entity") shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord’s sole discretion.

           18.4.1 Notwithstanding the preceding paragraph, Landlord agrees not to unreasonably withhold or delay such consent provided that:

                      18.4.1.1                      The Successor Entity succeeds to all or substantially all of Tenant's business and assets;

                      18.4.1.2                      The Successor Entity shall have a tangible net worth (Tangible Net Worth), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Tangible Net Worth of Tenant on (a) the date of execution of the Lease, or (b) the day immediately preceding the proposed effective date of such conversion; and

                      18.4.1.3                      Tenant is not in default (beyond any applicable cure or grace period) of any of the terms, covenants, or conditions of this Lease on the proposed effective date of such conversion.

18.5           Payment of Fees.  If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment, subletting or conversion to a limited liability entity, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative fee of Three Hundred and 00/100 Dollars ($300.00) plus costs and other reasonable expenses incurred by Landlord in connection with each such act or request.

18.6           Permitted Transferees. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Tenant shall have the right to assign this Lease or sublet all or a portion of the Leased Premises without Landlord’s consent in connection with any of the following: (i) a sale of all or substantially all of Tenant’s assets to an unrelated entity in a merger or acquisition transaction for all or substantially all of Tenant’s assets, (ii) any  assignment or sublease to an affiliate, parent or subsidiary of Tenant with an equal or greater tangible net worth than the Tenant, or (iii) or any transfer of stock whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized national stock exchange or in connection with an initial public offering or a private placement of stock pursuant to Section 3 (a) (11), (4) (2) of Regulations D and S of the Securities Act of 1933 with the resulting entity having a net worth equal to or greater than the Tenant, as amended (all of (i) and (ii) being defined as, in the case of an assignment, a “Permitted Assignment” or in the case of a sublease a “Permitted Sublease”).  In the event of a Permitted Assignment, Tenant shall be released from liability under this Lease, provided that the assignee under the Permitted Assignment executes and delivers to Landlord a written assumption of this Lease. Further, Landlord shall not be entitled to any compensation as contemplated by this Lease in the event of an assignment or sublease of the Premises or in the event of a Permitted Assignment or Permitted Sublease.

19.           DEFAULT.

19.1           Tenant’s Default.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

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19.1.1                      If Tenant abandons or vacates the Premises with the exception of a permitted assignment or sublease.

19.1.2                      If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for three (3) business days after receipt of Notice thereof from Landlord to Tenant.

19.1.3                      If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) business days after Notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30) business days, if Tenant fails to commence to cure within that thirty (30) business day period and diligently prosecute to completion.

19.1.4                      Tenant’s failure to occupy the Premises within thirty (30) days after delivery of possession (as defined in Section 4 hereof).

19.1.5                      Tenant’s failure to provide any document, instrument or assurance as required by Sections 12, 15, 18 and/or 35, if the failure continues for ten (10) days after receipt of Notice from Landlord to Tenant.

19.1.6                      To the extent provided by law:

19.1.6.1                      If a writ of attachment or execution is levied on this Lease or on substantially all of Tenant's Property; or

19.1.6.2                      If Tenant or Tenant's Guarantor makes a general assignment for the benefit of creditors; or

19.1.6.3                      If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or  control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or

19.1.6.4                      If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so)

19.2           Bankruptcy.

19.2.1                      Events of Bankruptcy.  The following shall be “Events of Bankruptcy” under this Lease:  (1) Tenant's or any guarantor of Tenant's obligations under this Lease ("Tenant's Guarantor") becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws"); (2) the appointment of a receiver or custodian for any or all of Tenant's or Tenant's Guarantor’s property or assets, or the institution of a foreclosure action upon any of Tenant's or Tenant's Guarantor's real or personal property; (3) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (4) the filing of an involuntary petition against Tenant or Tenant's Guarantor as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (A) is not dismissed within thirty (30) days of filing, or (B) results in the issuance of an order for relief against the debtor; or (5) Tenant's or Tenant's Guarantor's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

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19.2.2                      Termination of Lease.  Upon the occurrence of an Event of Bankruptcy, or if Tenant takes advantage of any Insolvency Laws, then in any such event Landlord at its option and sole discretion may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder involving Tenant as the subject debtor).  If this Lease is terminated under this Section 19, Tenant shall immediately surrender and vacate the Leased Premises, waives all statutory or other notice to quit, and agrees that Landlord's obligations under this Lease shall cease from such termination date, and Landlord may recover possession by process of law or in any other lawful manner.  Furthermore, if this Lease terminates under this subsection (b), Landlord shall have all rights and remedies against Tenant provided in case of an Event of Default by Tenant.

19.2.3                      Assumption by Trustee.  If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease under this Section 19 shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code.  However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee s assumption or rejection of this Lease within sixty (60) days (or such other applicable period as is provided for in the Bankruptcy Code or court order) after the date of the Trustee’s appointment, it being agreed that failure of the Trustee to give notice of such assumption hereof within said period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease.  The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord adequate assurance of future performance (as defined hereinbelow).  For purposes of this paragraph, the term “promptly” shall mean within a period not more than sixty (60) days from the date of assumption of this Lease (or such other applicable period as is provided for in the Bankruptcy Code or Court order).

19.3           Landlord Remedies.  In the event of an Event of Default hereunder, then, in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right to declare immediately due and payable all sums due or to become due under the terms of this Lease, and Landlord shall have the right to collect interest on all past due sums (at the maximum rate permitted by law to be charged by an individual), and, at Landlord's option and without further notice or demand of any kind, to do the following:

           19.3.1                      Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

           19.3.2                      Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

           19.3.3                      Reenter the Premises under the provisions of Section 19.3.2 and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of Sections 19.3.2 of 19.3.3 above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease.  Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's obligations under the Lease.  In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.  If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows:  first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the

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balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due.  If that portion of Rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

19.4           Damages Recoverable.  Should Landlord elect to terminate this Lease under the provisions of Section 19.3, Landlord may recover as damages from Tenant the following:

           19.4.1                      Past Rent.  The worth at the time of the award of any unpaid Rent that had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease (except Rent that was abated as a result of damage or destruction or condemnation); plus

           19.4.2                      Rent Prior to Award.  The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided; plus

           19.4.3                      Rent After Award.  The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the unpaid Rent that Tenant proves could be reasonably avoided; plus

           19.4.4                      Proximately Caused Damages.  Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers' commissions.

“The worth at the time of the award” as used in Sections 19.4.1 and 19.4.2 above, is to be computed by allowing interest at the maximum rate permitted by law to be charged by an individual. “The worth at the time of the award” as used in Section 19.4.3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

19.5           Landlord’s Right to Cure Tenant’s Default.  If Tenant defaults in the performance of any of its obligations under this Lease and Tenant has not timely cured the default after Notice, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant.  Tenant shall pay Landlord all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest at the maximum rate permitted by law to be charged by an individual.

19.6           Landlord’s Default.  If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of Notice from Tenant specifying such default, or, if such default cannot reasonably be cured within thirty (30) days if Landlord fails to commence to cure within that thirty (30) day period and diligently prosecute to completion, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

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19.7           Mortgagee Protection.  Provided an SNDA (as defined in Section 21 below) is executed and delivered, Tenant agrees to send by certified or registered mail Notice to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord.  If Landlord fails to cure such default within the time provided for this Lease, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

19.8           Tenant’s Right to Cure Landlord’s Default.  If, after Notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense.  Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.  Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

19.9           No Consequential Damages.  Notwithstanding any provision hereunder to the contrary, under no circumstances will either party to this Lease be entitled to seek or recover special, indirect, consequential, or punitive damages, or lost profits, on account of default or breach hereunder.

20.    WAIVER.

No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.  The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved (excluding the collection of a late charge or interest).

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term.  Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

21.           SUBORDINATION AND ATTORNMENT.

This Lease is and shall be subject and subordinate to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) now or hereafter placed on or against the Building or on or against Landlord's interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.  Nevertheless, Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

Notwithstanding anything contained herein to the contrary, if any mortgagee, trustee or ground lessor shall elect that this Lease is senior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.

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In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

Notwithstanding that this Lease may be (or is made to be) superior to a mortgage, deed of trust or other lien, the mortgagee shall not be liable for prepaid rentals, security deposits and claims accruing during or with respect to Landlord’s ownership, any amendment or modification made to this lease without its prior written consent or any offsets or claims against Landlord; further provided that the provisions of a mortgage, deed of trust or other lien relative to the right of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and provisions relative to proceeds arising from insurance payable by reason of damage to or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof.

Notwithstanding Sections 19.7, 21 and 34 or any other provision of this Lease to the contrary, Landlord shall use its best efforts to obtain, prior to February 1, 2009 (the "SNDA Delivery Date"), a subordination, non-disturbance and attornment agreement ("SNDA") from all current lenders on the Premises.  Landlord represents and warrants to Tenant that, as of the date of execution of this Lease, there are no deeds of trust, mortgages or other security interests encumbering the Premises, except a mortgage in favor of KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital as Master Servicer for Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5 ("Current Lender").  Such SNDA shall be mutually agreeable to Landlord, Tenant and Current Lender, and ensure that, regardless of actions or defaults by the Landlord or any other party, Tenant shall continue to enjoy all rights and privileges conveyed in the Lease (so long as Tenant is not in default beyond any applicable cure or grace periods of any terms and conditions of this Lease).  If an SNDA is not entered into and delivered by Landlord, Current Lender and Tenant on or before the SNDA Delivery Date, Landlord or Tenant shall have the right, at either’s option, to terminate this Lease upon written notice to the other party, and thereafter neither Landlord nor Tenant shall have any further obligations under the Lease and Landlord shall immediately return all sums previously paid by Tenant to Landlord, including but not limited to any security deposit and prepaid rent, as well as the reimbursement by Landlord to Tenant of any tenant improvements costs (which have actually been incurred by Tenant up to a maximum of $750.00).  Notwithstanding any provision herein to the contrary, the terms and conditions herein pertaining to subordination of this Lease shall be subject to the terms and conditions of the SNDA. Notwithstanding any provision herein to the contrary, the Security Deposit due hereunder in the amount of $9,483.87 and the first Monthly Installment of Base Rent (together with applicable sales tax) in the amount of $8,175.75, shall not be payable by Tenant to Landlord upon execution of this Lease but, so long as this Lease is not terminated as provided in this paragraph above, shall be payable within two (2) business days of the earlier of the following dates: (i) the date that the SNDA is executed and delivered by the Current Lender, Landlord and Tenant or (ii) February 1, 2009.

22.           TENANT ESTOPPEL CERTIFICATES.

22.1           Landlord Request for Estoppel Certificate.  Within ten (10) business days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and  Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that, to Tenant’s knowledge, Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default.  Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises.

22.2           Failure to Execute.  Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be conclusive upon Tenant that:  (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent and (c) not more than one month's Rent has been paid in advance.

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23.           NOTICE.

Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows:  (a) if to Landlord, to Landlord's Address for Notice with a copy to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, after the Commencement Date, Notices to Tenant shall be deemed duly served or given if delivered or sent to Tenant at the Premises.  Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice.  Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of Notice in a particular manner, service of that Notice in accordance with those particular requirements shall replace rather than supplement any Notice requirement set forth in the Lease.

24.           TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease.  This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord's obligations hereunder are assumed by such transferee.  If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

25.           SURRENDER OF PREMISES.

25.1           Clean and Same Condition.  Upon the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation.  Tenant shall remove Tenant's Property no later than the Expiration Date.  If Tenant is required by Landlord to remove any additions, alterations, or improvements  under Section 12.2, Tenant shall complete such removal no later than the Expiration Date.  Any damage to the Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement made pursuant to Section 12.2 and/or from Tenant's use or from the removal of Tenant's Property pursuant to Section 13.2 shall be repaired (in accordance with Landlord's reasonable direction) no later than the Expiration Date by Tenant at Tenant's sole cost and expense.  On the Expiration Date, Tenant shall surrender all keys to the Premises.

25.2           Failure to Deliver Possession.  If Tenant fails to vacate and deliver possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required, Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant's failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.

25.3           Property Abandoned.  If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

26.           HOLDING OVER.

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Tenant shall not occupy the Premises after the Expiration Date without Landlord's consent.  If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only upon all the provisions of this Lease (except as to the term and Monthly Installments of Base Rent).  Monthly Installments of Base Rent payable by Tenant during this period shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant in the final month of the Term.  The tenancy may be terminated by either party, effective on the last day of a month, by delivering a Notice to the other party at least fifteen (15) days prior thereto. Nothing contained in this Section 26 shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law.

27.           RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "E" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make.  Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Project.  Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Project. Any rules or regulations enacted by Landlord, including without limitation the rules or regulations attached as “Exhibit E” and any rules or regulations adopted after the Effective Date of this Lease, shall (i) not be inconsistent with this Lease, and if inconsistent, this Lease shall govern and control, and (ii) be reasonable and nondiscriminatory among all of the tenants of the Project and be enforced and applied to Tenant and all other tenants in the Project in a non-discriminatory fashion, and (iii) shall not in any event cause any material increase in Tenant’s liabilities or obligations under this Lease.

28.           CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) being found to have caused an actual or constructive eviction from the Premises; or (c) being found to have disturbed Tenant's use or possession of the Premises.

28.1           Name.  To name the Building and Project and to change the name or street address of the Building or Project.

28.2           Signage.  To install and maintain all signs on the exterior of the Building and Project.

28.3           Access.  To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s files, vaults and safes.

28.4           Physical Changes.  To stripe or re-stripe, re-surface, enlarge, change the grade or drainage of and control access to the parking lot; to assign and reassign spaces for the exclusive or nonexclusive use of tenants (including Tenant); and to locate or relocate parking spaces assigned to Tenant.

28.5           Inspection. At any time during the Term, and on prior telephonic notice to Tenant, except in the case of an emergency, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof.

28.6           Entry. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority.  Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

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28.7           Common Area Regulation.  To exclusively regulate and control use of the Common Area.

Except as otherwise provided herein, Landlord shall take no action, nor make any renovations or reconfigurations of the Common Area that would permanently (i) reduce or have a materially adverse affect on the parking areas upon which tenant relies for operating its business, (ii) breach the covenant of quiet enjoyment set forth in Section 34, (iii) interfere with Tenant’s access to the Premises or the parking areas serving the Premises, or (iv) cause noise, fumes, debris, vibrations or other similar conditions that would materially affect Tenant’s use, enjoyment or business operations at the Premises, except during time when Landlord is making repairs or improvements.

29.           ADVERTISEMENTS AND SIGNS.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord.  Landlord shall have the right to remove any signs or other matter installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord. Notwithstanding the foregoing, Tenant shall be permitted to install, at Tenant’s expense and subject to governmental permitting and code requirements, one on-building sign as reasonably approved by Landlord and in accordance with Landlord’s sign criteria attached as Exhibit “C”.

30.    INTENTIONALLY DELETED.

31.           GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby.  In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

32.           FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage.  Nothing in this Section 32 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease or excuse or delay Landlord’s obligation to timely deliver possession of the Premises with landlord’s Work completed in accordance with Section 12 hereof.

33.           BROKERAGE FEES.

Each of Landlord and Tenant warrant and represent to the other that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 2.7 of this Lease and Betsy Owens, with Cushman & Wakefield (collectively, the “Broker”).  The Brokers shall be entitled to a commission payable by Landlord pursuant to separate agreement.  Each of Landlord and Tenant, as applicable, shall indemnify, defend and hold the other harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of the indemnifying party.

34.           QUIET ENJOYMENT.

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Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

35.           TELECOMMUNICATIONS.

35.1           Telecommunications Companies.  Tenant and its agents and/or service providers shall have no right of access to the Project for the installation and operation of telecommunications lines and systems for any of Tenant's telecommunications within or from the Building to any other location without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  However, Landlord’s consent shall not be required where the equipment being installed, repaired or maintained is not located in an area in which any telecommunications lines or equipment of any other tenant or of Landlord are located.  Landlord's approval of, or requirements concerning, the lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same.  Landlord disclaims all responsibility for the condition or utility of the intra~~-~~-building cabling network (“ICN”) and makes no representation regarding the suitability of the ICN for Tenant's intended use. Per Tenant’s request, Landlord is agreeing to keep prior tenant’s telecommunications lines in the building.

35.2           Tenant’s Obligations.  If at any time the point of demarcation for Tenant's telecommunications equipment in Tenant's telephone equipment room or other location is relocated to some other point, whether by operation of law or otherwise, upon Landlord's election, Tenant shall, at Tenant's sole expense and cost:  (1) within thirty (30) days after notice is first given to Tenant of Landlord's election, cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the telecommunications lines serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications; and (2) if Landlord so elects, immediately undertake the operation, repair and maintenance of the telecommunications lines serving Tenant in the Building; and (3) upon the termination of the Lease for any reason, or upon expiration of the Lease, immediately effect the complete removal of all or any portion or portions of the telecommunications lines serving Tenant in the Building and repair any damage caused thereby (to Landlord's reasonable satisfaction).

Prior to the commencement of any alterations, additions, or modifications to the telecommunications lines serving Tenant in the Building, except for minor changes, Tenant shall first obtain Landlord's prior written consent by written request accompanied by detailed plans, schematics, and specifications showing all alterations, additions and modifications to be performed, with the time schedule for completion of the work, which consent shall not be unreasonably withheld, conditioned or delayed.

35.3           Indemnification.  Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants and invitees with respect to (1) any telecommunications lines serving Tenant in the Building; (2) any bodily injury (including wrongful death) or property damage (real or personal) arising out of or related to any telecommunications lines serving Tenant in the Building; (3) any lawsuit brought or threatened, settlement reached, or governmental order relating to such telecommunications lines; (4) any violations of laws, orders, regulations, requirements, or demands of governmental authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such telecommunications lines, including, without limitation, attorney and consultant fees, court costs and litigation expenses.  This indemnification and hold harmless agreement will survive this Lease.  Under no circumstances shall Landlord be liable for interruption in telecommunications services to Tenant or any other entity affected, for electrical spikes or surges, or for any other cause whatsoever, whether by Act of God or

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otherwise, even if the same is caused by the ordinary negligence of Landlord, Landlord's contractors, subcontractors, or agents or other tenants, subtenants, or their contractors, subcontractors, or agents.

35.4           Landlord’s Operation.  Notwithstanding anything contained herein to the contrary, if the point of demarcation is relocated, Landlord may, but shall not be obligated to, undertake the operation, repair and maintenance of telecommunications lines and systems in the Building.  If Landlord so elects, Landlord shall give Notice of its intent to do so, and Landlord shall, based on Landlord's sole business discretion, make such lines and systems available to tenants of the Building (including Tenant) in the manner it deems most prudent.  Landlord may include in Operating Expenses all or a portion of the expenses related to the operation, repair and maintenance of the telecommunications lines and systems.

36.           MISCELLANEOUS.

36.1           Accord and Satisfaction; Allocation of Payments.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease.  In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

36.2           Addenda.  If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

36.3           Attorney’s Fees.  If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e., the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

36.4           Captions and Section Numbers.  The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease.  All references to Section numbers refer to Sections in this Lease.

36.5           Changes Requested by Lender.  Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

36.6           Choice of Law.  This Lease shall be construed and enforced in accordance with the Laws of the State.

36.7           Consent.  Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

36.8           Authority.  If Tenant is not an individual signing on his or her own behalf, then Tenant represents and warrants that the individual signing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding on Tenant in accordance with its terms.  Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors,

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if Tenant is a corporation, or other memorandum of resolution if Tenant is a limited partnership, general partnership or limited liability entity, authorizing such execution.

36.9           Waiver of Right to Jury Trial.  Landlord and Tenant hereby waive their respective rights to a trial by jury of any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's Use or occupancy of the Premises, Building or Project (including any claim of injury or damage or the enforcement of any remedy under any current or future laws, statutes, regulations, codes or ordinances).

36.10           Counterparts.  This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

36.11           Execution of Lease; No Option.  The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project.  Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

36.12           Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, financial statements reflecting Tenant's current financial condition.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

36.13           Further Assurances.  The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

36.14           Prior Agreements; Amendments.  This Lease and the schedules and addenda attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit "E" attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (“Representations”) between Landlord and Tenant concerning the Premises and the Building and Project, and there are no Representations, either oral or written, between them other than those in this Lease.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant.  Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations.  Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.

Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

36.15           Recording.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

36.16           Severability.  A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

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36.17           Successors and Assigns.  This Lease shall apply to and bind the heirs, personal representatives, and successors and assigns of the parties.

36.18           Time of the Essence.  Time is of the essence of this Lease.

36.19           Radon Gas.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in certain quantities, may present health risks to people who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department. Landlord makes no representations or warranties as to the existence or non-existence of radon gas in the Premises or Building.

36.20           Multiple Parties.  Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

36.21           Consent to Press Release.  Landlord may, after the Lease is fully executed, issue a press release containing the following information:  (i) Tenant’s name and the nature of Tenant’s business; (ii) the Term; (iii) the square footage leased and the Building name and location; (iv) the name of the brokers who represented Landlord and Tenant; and (v) such other general information as may be customarily included in similar press releases.  Tenant hereby requests the right to review and approve the content and timing of any such press release prior to its release to the extent that it contains information relating to the nature of Tenant’s business and general information relating to the Tenant other than the leasing of the Premises. Landlord acknowledges that Tenant may be required to file certain public forms with certain governmental agencies (including the Securities and Exchange Commission) related to the execution of and other matters concerning this lease; and that Tenant may be required to attach this Lease as an exhibit to certain public filings.

37.           OPTION TO EXTEND.

Provided that Tenant is not in default of this Lease beyond any applicable cure or grace period, Tenant (and any permitted assignee of Tenant) shall have the option to renew the Term of the Lease beyond the Expiration Date (the “Extension Option”), for a three (3) year period (the “Extended Term”) by giving written notice to Landlord of its intent to exercise the Extension Option at least one hundred twenty (120) days before the Expiration Date (the “Extension Option Notice”).

Annual Base Rent for the Extended Term shall be the then prevailing market rate for comparable space but in no event shall the Annual Base Rent for the Extended Term be less than the Annual Base Rent existing on the Expiration Date.

The parties shall have thirty (30) days after Landlord receives the Extension Option Notice in which to agree on Annual Base Rent during the Extended Term.  If the parties agree on the Annual Base Rent for the Extended Term during that period, they shall immediately execute an amendment to this Lease stating the Annual Base Rent.

If the parties are unable to agree on the Annual Base Rent for the Extended Term within that period, the Extension Option Notice shall be of no effect and this Lease shall expire at the end of the original Term.  Neither party to this Lease shall have the right to have a court or other third party set the Annual Base Rent.

Except for a permitted assignment, this Extension Option is granted by Landlord to Tenant and is personal to Galaxy Nutritional Foods, Inc., and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone other than it, except in the event of a permitted assignment.  Any assignments of this Extension Option, other than a permitted assignment, without Landlord’s prior written consent shall be void and, at Landlord’s election, shall constitute a default hereunder.

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38.           TERMINATION OPTION.

Provided that Tenant is not in default of any provisions of the Lease beyond any applicable cure period at the time of exercise, Tenant, including any permitted assignee of Tenant, shall have an option to terminate the Lease any time within the first twelve (12) months from the commencement date of the Lease; provided Tenant has delivered written notice of its intent to terminate on or before one hundred twenty (120) days prior to the projected termination date.  This termination option within the first twelve months from the commencement date of the Lease shall not require the payment of any penalty, rents, commissions or any other fees and Tenant shall not be obligated to pay Landlord any termination fee penalty or other consideration for such early termination and this lease shall terminate on the projected termination date specified by Tenant in its notice. In the event Tenant does not provide written notice of its intent to terminate within the stipulated time period, the option to terminate shall be null and void and of no further force and effect.

Provided that Tenant is not in default of any provisions of the Lease beyond any applicable cure period at the time of exercise, Tenant, including any permitted assignee of Tenant, shall have an additional one-time option to terminate the Lease at the end of the thirty-sixth (36th) month from the commencement date of the Lease; provided Tenant has delivered written notice of its intent to terminate on or before one hundred eighty (180) days prior to the end of the thirty-sixth (36th) month of the Lease.  The written notice shall be accompanied by a check in the amount of three (3) months Base Rent plus the unamortized costs of the brokerage commission.  In the event Tenant does not provide written notice of its intent to terminate accompanied by a check for the stated amount within the stipulated time period, the option to terminate shall be null and void and of no further force and effect.

[EXECUTION PAGE FOLLOWS]

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           IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page one.

LANDLORD:

LAKE POINT BUSINESS PARK, LLC,

a Maryland limited liability company

__/s/ Donald R. Drew______________________                                                                                     Witness:
By:        DONALD R. DREW
Its: Managing Member                                                                                                     Witness:

TENANT:

GALAXY NUTRITIONAL FOODS, INC.,

a Delaware corporation

___/s/ Michael E. Broll_____________________                                                                                     Witness:
By: Michael E. Broll
Its: President and Chief Executive Officer                                                                                                 Witness:

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EXHIBIT “A”

FLOOR PLAN

[Missing Graphic Reference]

EXHIBIT “B”

    SITE PLAN

[Missing Graphic Reference]

EXHIBIT “C”

Tenant Signage

[Missing Graphic Reference]

Exhibit D

Work Letter

Landlord shall not be required to provide any improvements to the Premises other than the improvements listed in the following paragraph. Tenant has fully inspected the Premises, is fully familiar with the condition thereof and agrees to take possession of the same in their present, “AS IS” condition. Tenant shall perform all necessary or desirable work in connection with preparing the Premises for its initial occupancy at its sole cost and expense and in conformity to the requirements contained in this Lease. No promise of the Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition or the Premises have been made by the Landlord to the Tenant.

The Landlord agrees to provide the following improvements:

1.        Landlord agrees to replace stained or damaged ceiling tiles throughout the premises.

Tenant’s Construction Obligations. Tenant may perform Tenant’s Work to the Premises as described in this Exhibit “D” and shall comply with all of the provisions of Section 12.2.  Tenant’s Work shall include the right of Tenant, at Tenant’s sole cost and expense, to modify as follows:

1.
Converting the back 34' x 15' storage room into a test kitchen that will need, both plumbing and drainage for a sink, ventilation for a stove/oven, electrical upgrade to support certain test equipment.

2.	Adding a wall with doorway dividing what was the 17' x 29'-6" video conferencing room.

3.	Extension of the walls in both the 12' x 13'-6" and 11' x 12'-6" open reception type areas on both the left and right side of the layout.

4.	Adding an additional stall in the men's room.

5.	Converting the glass wall in the 14'-6" x 11' second office, left of the reception area, to a hard wall with doorway.

6.	Partition from view the riser in the 12'-6" x 16'-6" right back corner office.

7.	Repaint the interior.

8.	Repair/replace any damaged drywall, molding, floor tile or carpeting throughout the premises.

9.	Replacing, adding to or modifying the building’s current security system.

Notwithstanding any provision herein to the contrary, during the Term, Tenant, at Tenant’s sole cost and expense, shall have the right (but not the obligation) to construct and install in the Building the R&D Use facilities and related improvements as described in Section 2.17. In connection with the R&D Use, Tenant shall have the right to ventilate kitchen equipment in the R&D Use facilities. Landlord agrees to cooperate with the Tenant and its contractors to expedite Tenant’s Work and the installation of the R&D Use facilities at the Building, including but not limited to providing available drawings, plans and CADD files to Tenant and its contractors, if available and at no cost to the Landlord. Landlord shall receive no fees directly or indirectly for any of Tenant’s Work or the installation of the R&D Use facilities. Tenant shall have the right at any time during the Term to retain its own general contractors and subcontractors for Tenant’s Work and installation of the R&D Use Facilities.

EXHIBIT E

LAKE POINT BUSINESS PARK I, H & Ill

RULES AND REGULATIONS

1.	The sidewalk, entries and driveways of the Project shall not be obstructed by Tenant or its agents or used by them for any purpose other than ingress and egress to and from the Premises.

2.	Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.	Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, warehouses or corridors in the Project.

4.	Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or objectionable noises.

5.
If Tenant desires telegraphic, telephonic or other electric connections on the Premises, Landlord or its agents will direct the electrician as to where and how wires may be introduced; and, without such direction, no boring or cutting or splicing of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.
Tenant shall not install or operate any steam or gas engine or holler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or Hazardous Material shall not be brought into the Project, except in accordance with the terms of the Lease.

7.
Parking any type of recreational vehicles is specifically prohibited on or about the Project Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall he no “For Sale” or other advertising signs on or shout any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.
Landlord reserves the right to exclude or expel from the Project any person who, in the sole judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the Rules and Regulation of the Project.

10.
Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.
Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, bearing apparatus, or any other service equipment affecting the Premises.

12.
Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.	All movable trash receptacles provided by the trash disposal firm for the Premises must be kept in trash enclosure areas, if any, provided for that purpose.

14.	No sale or auction (public or private) will be permitted on the premises or the Project

15.	No awnings shall be place over the window of the premises except with the prior written consent of Landlord.

16.
The Premises shall not be used for lodging, sleeping or cooking or for any immoral, illegal purpose or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.	Tenant shall ascertain from Landlord the maximum amount of electrical current that can safely he used in the premises.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.
Tenant shall not install or operate in the Premises any machinery or mechanical devices of nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such mach free of vibration, noise and air waves, which may be transmitted beyond the Premises.

EXHIBIT “F”

SCHEDULE OF EXCLUSIONS FROM OPERATING EXPENSES

Operating Expenses shall exclude costs and expenditures in the following categories:

(a)Costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Project including renovating or otherwise improving or decorating, painting or redecorating space for tenants, other occupants or vacant space;

(b)Wages, salaries, fees and fringe benefits for executive management personnel above the level of Area Manager, Senior Property Manager or Property Manager that are not handling the day-to-day management of the property;

(c)Any charge for depreciation of the Project or portion thereof or equipment and any interest or other financing charge;

(d)Any charge for Landlord's income, taxes, excess profit taxes, franchise taxes or similar taxes on Landlord's business, including but not limited to the following taxes:

1.Inheritance Taxes

2.Gift Taxes

3.Transfer Taxes

4.Franchise Taxes

5.Excise Taxes

6.Net Income Taxes

7.Profit Taxes

8.Capital Levies

9.Late Payment Charges and Penalties

10.Intangible taxes

* Operating expenses shall include all items contained on the tax bill and all other non Ad-Valorem assessments made by any government entity.

(e)All costs relating to activities for the solicitation of leases of space in the Project including leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations, disputes or litigation with tenants, other occupants, other parties or prospective Tenants and advertising and promotional expenditures and any concessions including but not limited to rent abatement or construction of improvements;

(f)All costs for which Tenant or any other tenants in the Project are being charged other than pursuant to the Operating Expense clauses including Landlord's costs of electricity and other services and materials furnished the tenants and for which Landlord is entitled to be reimbursed by tenant(s) as an additional charge or rental over and above the base rent payable under the lease with such tenant and all items and services for which any tenant reimburses Landlord or pays a third person;

(g)The cost of separate metering and/or tap in charges for utilities for other tenants of Project;

(h)The cost of correcting defects in the construction of the Project or in the Project equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

(i)The cost of any repair made by Landlord because of the total or partial destruction of the Project or the condemnation of a portion of the Project including repairs or other work occasioned by fire, windstorm or other insurable casualty of any nature or by the exercise of the right of eminent domain to the extent of the actual insurance or condemnation proceeds received by Landlord therefore;

(j)Any increase in insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant of the Project;

(k)The cost of any items for which Landlord is actually reimbursed by insurance or otherwise actually compensated by parties other than tenants of the Project pursuant to clauses similar to this Section;

(l)The cost of any repairs, alterations, additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures or capital improvements, except to the extent included under Section 6(c) above;

(m)Any operating expense representing an amount paid to a related corporation, entity or person which is in excess of the amount which would be paid in the absence of such relationship including overhead and profit increments paid to subsidiaries or affiliates of Landlord for services on or to the Property if such services are priced above market rates;

(n)The cost of tools and equipment used initially in the construction of the Project.

(o)The cost of any work or service performed for or facilities furnished to any tenant of the Project to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;

(p)The cost of alterations of space in the Project leased to other tenants;

(q)The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense including costs incurred due to a violation by Landlord or any tenant of the terms and conditions of any lease and costs incurred due to any violation by Landlord or any tenant other than Tenant of any applicable governmental code, regulation, and/or rule including any costs incurred in connection with the Landlord's compliance with any applicable governmental rules or codes;

(r)Except as provided in Section 6(c), depreciation amortization, and interest payments on any encumbrances on the Project and the cost of capital improvements, additions, or replacements.

(s)Ground rent or similar payments to a ground lessor;

(t)The cost of removal, abatement, or treatment of asbestos or any other hazardous substance or gas;

(u)Expenses and/or concessions in connection with services or other benefits of a type which are only provided to other tenants or occupants of the Project;

(v)Interest on debt or amortization payments on any mortgage or mortgages and any rental paid by Landlord on leases or underlying leases;

(w)Charitable and political contributions of Landlord;

(x)Cost and maintenance of paintings, sculptures or other art work leased and/or purchased for display on the Property;

(y)Costs of office space occupied by the Landlord, its agents, employees or independent contractors for leasing or management offices or for other purposes in excess of 1,000 rentable square feet or in excess of market rental rate;

(z)Any legal, accounting or other professional fees incurred by Landlord in connection with any mortgage indebtedness or underlying lease transactions; and

(aa)Landlord's general corporate overhead, general administrative expenses, travel and entertaining, and administrative expenses not specifically incurred in the operation of the Property; any compensation paid to clerks, tenants or other persons in commercial concessions operated by Landlord.